Exhibit 99.1

Autodesk Reports Record Revenues of $436 Million

Raises Guidance for Fiscal 2007

          SAN RAFAEL, Calif., May 18 /PRNewswire-FirstCall/ -- Autodesk, Inc.  (Nasdaq: ADSK) today announced financial results for its first fiscal quarter ended April 30, 2006.  For the first quarter, Autodesk reported record net revenues of $436 million, a 23 percent increase over $355 million reported in the first quarter of the prior year.  On a constant currency basis, revenues increased 28 percent.

          First quarter net income was $49 million, or $0.20 per diluted share on a GAAP basis and $80 million, or $0.32 per diluted share on a non-GAAP basis.    Current quarter non-GAAP net income excludes stock based compensation expenses, litigation expenses and amortization of purchased intangibles.  Net income in the first quarter of the prior year was $76 million, or $0.31 per diluted share on a GAAP basis, and $75 million, or $0.30 per diluted share on a non-GAAP basis.

          “Autodesk had an excellent quarter,” said Carl Bass, Autodesk president and CEO.  “We drove strong growth across our portfolio of businesses including record results on a number of our most important financial metrics. We continued the rapid integration of Alias into Autodesk, and in March, we launched our 2007 family of products, including more than 25 new releases.”

          Autodesk’s performance was driven by strong growth in revenue from new seats, subscriptions, and emerging economies, as well as increasing penetration of its 3D products.

          Revenue from new seats, including the company’s 2007 family of products, increased by 19 percent compared to the first quarter of last year.  Revenue from new seats was driven by strong growth in 3D and vertical products.   Revenue from new seats of 3D increased 50% over last year. Revenue from new seats of Autodesk Building Systems, the AutoCAD-based solution for mechanical,  electrical and plumbing engineers, increased more than 130% over the first quarter of last year.  Revenue from new seats and emerging businesses continues to represent approximately two-thirds of total revenues.

          Combined subscription and upgrade revenue increased 36 percent over last year to $162 million.  Record subscription attach and renewal rates drove a 47 percent increase in subscription revenue compared to the first quarter of last year to $87 million. Deferred subscription revenue increased $39 million sequentially, the highest quarterly increase ever.  Upgrade revenue increased 25 percent over last year to $75 million.  Combined revenues from subscription and upgrades continue to represent approximately one-third of total revenues.

          The company’s 3D products, Inventor, Revit and Civil 3D, continue to increase their market penetration.  In the first quarter of fiscal 2007,  combined revenues from the company’s 3D products increased 53 percent over the prior year.  The Revit family of products had a particularly strong quarter shipping more than 13,100 commercial seats and increasing revenue 145 percent over last year. In March, the company completed the Revit family of building information modeling solutions by launching Revit Systems which introduces building information modeling for mechanical, electrical and plumbing engineers and designers.  Civil 3D also had a very strong quarter increasing revenue 123 percent over the first quarter of last year. In the first quarter of fiscal 2007, total 3D revenue represented 20% of total revenues.

          With significant development of infrastructure underway, and rapidly developing consumer classes, emerging economies continue to be an area of robust growth for Autodesk.  Revenue from the emerging economies in Asia Pacific, Eastern Europe, Latin America and the Middle East increased 40 percent over last year and represented 12 percent of total revenue in the first quarter.

          “Our business strategy and strong product position enable us to benefit from important business trends including the increasingly globalized nature of business, the rise of emerging economies, the massive worldwide development and repair of infrastructure, and the increased desire for sustainable or “green” design,” said Bass. “Our business is sound, and we are increasing our business outlook to reflect the current environment.”

          Business Outlook

          The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

          Second Quarter Fiscal 2007

          Net revenues for the second quarter of fiscal 2007 are expected to be between $440 and $450 million.  GAAP earnings per diluted share are expected to be between $0.26 and $0.28.  Non-GAAP earnings per diluted share are expected to be between $0.34 and $0.36 and exclude $0.07 related to stock based compensation expenses as required by SFAS 123R, and $0.01 for the amortization of acquisition related intangibles.

          Full Year Fiscal 2007

          For fiscal year 2007, net revenues are expected to be between $1.81 billion and $1.85 billion. GAAP earnings per diluted share are expected to be between $1.07 and $1.15.  Non-GAAP earnings per diluted share are expected to be between $1.45 and $1.53.  Non-GAAP earnings per diluted share exclude $0.29 related to stock based compensation expenses, $0.05 in litigation expense and $0.04 for the amortization of acquisition related intangibles.

          Autodesk includes an assumption of a 24 percent effective tax rate for the remainder of fiscal 2007, as Congress has not yet renewed the federal Research and Development Tax Credit.

          A reconciliation of the above non-GAAP measures to the corresponding GAAP amounts is provided at the end of this press release.

          Safe Harbor Statement

          This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding our expected effective tax rate, anticipated market trends and other statements regarding our expected performance.  Factors that could cause actual results to differ materially include the following:  general market and business conditions, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenue, changes in the timing of product releases and retirements, continued fluctuation in foreign currency exchange rates, difficulties encountered in integrating the Alias business or in achieving expected earnings accretion, failure to successfully integrate other new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, unanticipated changes in tax rates and tax laws, mix of geographic earnings, unexpected outcomes of matters relating to litigation, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, interruptions or terminations in the business of the company’s consultants or third party developers, failure to grow lifecycle management or collaboration products,  and unanticipated impact of accounting for technology acquisitions.

          Further information on potential factors that could affect the financial results of Autodesk are included in the company’s report on Form 10-K for the year ended January 31, 2006, which is on file with the Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

          This release and the accompanying financial statements include non-GAAP financial measures which are not prepared in accordance with generally accepted accounting principles. A full description of the non-GAAP financial measures and management’s explanation for its use of such measures are set forth more particularly in the notes to the financial statements accompany this release.

          Autodesk will host its first quarter earnings announcement today at   5:00 p.m. EDT.  The live announcement may be accessed at 800-320-2978 or   617-614-4923 (passcode: 89919468).  A replay of the call will be available at  7:00pm EDT on our website at www.autodesk.com/investors or by dialing   888-286-8010 or 617-801-6888 (passcode:  63765164).  An audio webcast and podcast will also be available beginning at 5:00 p.m. EDT at www.autodesk.com/investors.  This replay will be maintained on our website for at least twelve months.

          About Autodesk

          Autodesk, Inc. (Nasdaq: ADSK) is wholly focused on ensuring that great ideas are turned into reality. With seven million users, Autodesk is the world’s leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. AutoDesk’s solutions help customers create, manage, and share their data and digital assets more effectively.  As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits.

          Founded in 1982, Autodesk is headquartered in San Rafael, California.  For additional information about Autodesk, please visit www.autodesk.com.

Autodesk, Inc.
Reconciliation of Diluted Net Income Per Share on a GAAP basis to Diluted
Net Income Per Share on a Non-GAAP Basis
Fiscal Year Ended January 31, 2007
Unaudited

	Three Months Ended July 31, 2006		Fiscal Year Ended January 31, 2007

	Low end of range	High end of range	Low end of range	High end of range

Diluted net income per share on a GAAP basis	$0.26	$0.28	$1.07	$1.15
Stock based compensation expense in accordance with SFAS No. 123R	0.07	0.07	0.29	0.29
Litigation accrual	—	—	0.05	0.05
Amortization of acquisition-related intangibles	0.01	0.01	0.04	0.04
Diluted net income per share on a non-GAAP basis	$0.34	$0.36	$1.45	$1.53

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467 John Clancy, john.clancy@autodesk.com 415-507-6373

Press:	Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended April 30,

	2006	2005

	(Unaudited)
Net revenues:
License and other	$349.4	$296.4
Maintenance	86.6	58.7
Total net revenues	436.0	355.1
Cost of license and other revenues	47.5	38.7
Cost of maintenance revenues	2.4	4.8
Total cost of revenues	49.9	43.5
Gross margin	386.1	311.6
Operating Expenses:
Marketing and sales	170.4	127.4
Research and development	99.4	65.9
General and administrative	57.0	27.7
Total operating expenses	326.8	221.0
Income from operations	59.3	90.6
Interest and other income, net	3.5	3.0
Income before income taxes	62.8	93.6
Provision for income taxes	(14.3)	(17.5)
Net income	$48.5	$76.1
Basic net income per share	$0.21	$0.33
Diluted net income per share	$0.20	$0.31
Shares used in computing basic net income per share	230.3	227.7
Shares used in computing diluted net income per share	244.7	249.3

          Net income for the first quarter of fiscal 2007 included stock-based compensation expense related to employee stock options and employee stock purchases, net of tax, of $16.0 million under SFAS 123R.  There was only $0.1 million of stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in the first quarter of fiscal 2006 because the Company had not adopted the recognition provisions of SFAS 123R until fiscal 2007.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30, 2006	January 31, 2006

	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash and cash equivalents	$257.3	$287.2
Marketable securities	128.5	90.3
Accounts receivable, net	276.4	261.4
Inventories	13.2	14.2
Deferred income taxes	85.9	64.4
Prepaid expenses and other current assets	25.6	29.3
Total current assets	786.9	746.8
Computer equipment, software, furniture and leasehold improvements, net	65.9	61.4
Purchased technologies, net	51.9	49.8
Goodwill	354.3	318.2
Deferred income taxes, net	99.0	129.2
Other assets	81.6	55.4
	$1,439.6	$1,360.8
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$59.8	$56.4
Accrued compensation	75.4	121.3
Accrued income taxes	21.1	10.8
Deferred revenues	285.9	249.8
Other accrued liabilities	77.8	68.6
Total current liabilities	520.0	506.9
Deferred revenues	41.2	35.8
Other liabilities	32.1	26.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	809.1	773.7
Accumulated other comprehensive loss	(5.7)	(7.4)
Deferred compensation	—	(6.1)
Retained earnings	42.9	31.1
Total stockholders’ equity	846.3	791.3
	$1,439.6	$1,360.8

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended April 30,

	2006	2005

	(Unaudited)
Operating Activities
Net income	$48.5	$76.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12.5	12.6
Stock-based compensation expense	21.7	0.1
Tax benefits from employee stock plans	—	23.9
Changes in operating assets and liabilities, net of business combinations	7.5	(49.4)
Net cash provided by operating activities	90.2	63.3
Investing Activities
Purchases of available-for-sale marketable securities	(189.2)	(5.4)
Sales and maturities of available-for-sale marketable securities	152.8	0.7
Capital and other expenditures	(11.4)	(5.5)
Business combinations, net of cash acquired	(43.5)	(14.6)
Acquisition of unconsolidated subsidiary	(12.5)	—
Net cash used in investing activities	(103.8)	(24.8)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	49.2	40.1
Repurchases of common stock	(65.8)	(73.6)
Dividends paid	—	(3.4)
Net cash used in financing activities	(16.6)	(36.9)
Effect of exchange rate changes on cash and cash equivalents	0.3	(1.2)
Net increase (decrease) in cash and cash equivalents	(29.9)	0.4
Cash and cash equivalents at beginning of year	287.2	517.7
Cash and cash equivalents at end of period	$257.3	$518.1
Supplemental cash flow information:
Net cash paid during the period for income taxes	$2.9	$4.2
Supplemental non-cash investing activity:
Accounts receivable reduction as partial consideration in business combination	$—	$1.9

Autodesk, Inc.
Non-GAAP Consolidated Statements of Income
(See non-GAAP adjustments listed in the tables below)
(In millions, except per share data)

	Three Months Ended April 30,

	2006	2005

	(Unaudited)
Net revenues:
License and other	$349.4	$296.4
Maintenance	86.6	58.7
Total net revenues	436.0	355.1
Non-GAAP cost of license and other revenues	45.1	38.7
Non-GAAP cost of maintenance revenues	2.4	4.8
Total non-GAAP cost of revenues	47.5	43.5
Non-GAAP gross margin	388.5	311.6
Operating Expenses:
Non-GAAP marketing and sales	161.3	127.4
Non-GAAP research and development	92.5	65.9
Non-GAAP general and administrative	33.9	27.7
Total non-GAAP operating expenses	287.7	221.0
Non-GAAP income from operations	100.8	90.6
Non-GAAP interest and other income, net	3.5	3.0
Non-GAAP income before income taxes	104.3	93.6
Non-GAAP provision for income taxes	(24.3)	(18.7)
Non-GAAP net income	$80.0	$74.9
Basic non-GAAP net income per share	$0.35	$0.33
Diluted non-GAAP net income per share	$0.32	$0.30
Shares used in computing basic non-GAAP net income per share	230.3	227.7
Shares used in computing diluted non-GAAP net income per share	246.9	249.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP core financial measures
(In millions, except per share data)

	Three Months Ended April 30,

	2006	2005

	(Unaudited)
A reconciliation between cost of license and other revenues on a GAAP basis and non-GAAP cost of license and other revenues is as follows:
GAAP cost of license and other revenues	$47.5	$38.7
SFAS 123R stock-based compensation expense	(0.9)	—
Amortization of developed technology	(1.5)	—
Non-GAAP cost of license and other revenues	$45.1	$38.7
A reconciliation between gross margin on a GAAP basis and non-GAAP gross margin is as follows:
GAAP gross margin	$386.1	$311.6
SFAS 123R stock-based compensation expense	0.9	—
Amortization of developed technology	1.5	—
Non-GAAP gross margin	$388.5	$311.6
A reconciliation between marketing and sales on a GAAP basis and non-GAAP marketing and sales is as follows:
GAAP marketing and sales	$170.4	$127.4
SFAS 123R stock-based compensation expense	(9.1)	—
Non-GAAP marketing and sales	$161.3	$127.4
A reconciliation between research and development on a GAAP basis and non-GAAP research and development is as follows:
GAAP research and development	$99.4	$65.9
SFAS 123R stock-based compensation expense	(6.9)	—
Non-GAAP research and development	$92.5	$65.9
A reconciliation between general and administrative on a GAAP basis and non-GAAP general and administrative is as follows:
GAAP general and administrative	$57.0	$27.7
Litigation accrual	(16.8)	—
SFAS 123R stock-based compensation expense	(4.2)	—
Amortization of customer relationships, trademarks and deferred compensation	(2.1)	—
Non-GAAP general and administrative	$33.9	$27.7
A reconciliation between income from operations on a GAAP basis and non-GAAP income from operations is as follows:
GAAP income from operations	$59.3	$90.6
SFAS 123R stock-based compensation expense	21.1	—
Litigation accrual	16.8	—
Amortization of developed technology	1.5	—
Amortization of customer relationships, trademarks and deferred compensation	2.1	—
Non-GAAP income from operations	$100.8	$90.6
A reconciliation between provision for income taxes on a GAAP basis and non-GAAP provision for income taxes is as follows:
GAAP provision for income taxes	$14.3	$17.5
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	10.0	—
Non-recurring tax benefit	—	1.2
Non-GAAP provision for income taxes	$24.3	$18.7
A reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:
GAAP net income	$48.5	$76.1
SFAS 123R stock-based compensation expense	21.1	—
Litigation accrual	16.8	—
Amortization of developed technology	1.5	—
Amortization of customer relationships, trademarks and deferred compensation	2.1	—
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(10.0)	—
Non-recurring tax benefit	—	(1.2)
Non-GAAP net income	$80.0	$74.9
A reconciliation between diluted net income per share on a GAAP basis and non-GAAP diluted net income per share is as follows:
GAAP diluted net income per share	$0.20	$0.31
SFAS 123R stock-based compensation expense	0.08	—
Litigation accrual	0.07	—
Amortization of developed technology	—	—
Amortization of customer relationships, trademarks and deferred compensation	0.01	—
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	—
Non-recurring tax benefit	—	(0.01)
Non-GAAP diluted net income per share	$0.32	$0.30

          To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock based compensation expense, litigation expenses and amortization of purchased intangibles.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

          There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Autodesk

Fiscal Year 2007	QTR 1	QTR 2	QTR 3	QTR 4	YTD2007

Financial Statistics (in millions):
Total net revenues	$436.0				$436.0
License and other revenues	$349.4				$349.4
Maintenance revenues	$86.6				$86.6
GAAP Operating Expenses	$326.8				$326.8
GAAP Operating Margin	14%				14%
GAAP Net Income	$48.5				$48.5
GAAP Diluted Net Income Per Share	$0.20				$0.20
Non-GAAP Operating Expenses (1) (2)	$287.7				$287.7
Non-GAAP Operating Margin (1) (3)	23%				23%
Non-GAAP Net Income (1) (4)	$80.0				$80.0
Non-GAAP Diluted Net Income Per Share (1) (5)	$0.32				$0.32
Total Cash and Marketable Securities	$385.8				$385.8
Days Sales Outstanding	58				58
Capital Expenditures	$11.4				$11.4
Cash from Operations	$90.2				$90.2
GAAP Depreciation and Amortization	$12.5				$12.5
Revenue by Geography (in millions):
Americas	$170.2				$170.2
Europe	$164.3				$164.3
Asia/Pacific	$101.5				$101.5
Revenue by Division (in millions):
Design Solutions Segment	$386.7				$386.7
Platform Technology Division and other	$207.3				$207.3
Manufacturing Solutions Division	$75.0				$75.0
Building Solutions Division	$53.2				$53.2
Infrastructure Solutions Division	$51.2				$51.2
Media and Entertainment Segment	$46.8				$46.8
Other Revenue Statistics:
Upgrade Revenue (in millions)	$75.2				$75.2
% of Revenue from AutoCAD, AutoCAD upgrades and AutoCAD LT	44%				44%
% of Revenue from 3D design products	20%				20%
% of revenue from emerging economies	12%				12%
Deferred Maintenance Revenue (in millions):
Deferred Maintenance Revenue Balance	$252.4				$252.4

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):

Total Net Revenues	$(19.3)	$(19.3)
Total Operating Expenses	$3.7	$3.7
Net Income	$(15.6)	$(15.6)
Operating Income (Loss) by Segment (in millions):
Design Solutions	$180.7	$180.7
Media and Entertainment	$0.6	$0.6
Unallocated amounts	$(122.0)	$(122.0)
Common Stock Statistics:
Shares Outstanding	231,296,000	231,296,000
Fully Diluted Shares Outstanding	244,698,000	244,698,000
Shares Repurchased	1,700,000	1,700,000
Installed Base Statistics:
Total AutoCAD-based Installed Base	3,928,400	3,928,400
Total Inventor Installed Base	577,700	577,700
Total Subscription Installed Base	989,800	989,800

          (1)  To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock based compensation expense, litigation expenses and amortization of purchased intangibles. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

          There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Fiscal Year 2007		QTR 1	QTR 2	QTR 3	QTR 4	YTD2007

(2)	GAAP Operating Expenses	$326.8				$326.8
	Litigation accrual	(16.8)				(16.8)
	SFAS 123R stock-based compensation expense	(20.2)				(20.2)
	Amortization of customer relationships, trademarks and deferred compensation	(2.1)				(2.1)
	Non-GAAP Operating Expenses	$287.7				$287.7
(3)	GAAP Operating Margin	14%				14%
	Litigation accrual	4%				4%
	SFAS 123R stock-based compensation expense	5%				5%
	Amortization of developed technology	0%				0%
	Amortization of customer relationships, trademarks and deferred compensation	0%				0%
	Non-GAAP Operating Margin	23%				23%
(4)	GAAP Net Income	$48.5				$48.5
	Litigation accrual	16.8				16.8
	SFAS 123R stock-based compensation expense	21.1				21.1
	Amortization of developed technology	1.5				1.5
	Amortization of customer relationships, trademarks and deferred compensation	2.1				2.1
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(10.0)				(10.0)
	Non-GAAP Net Income	$80.0				$80.0
(5)	GAAP Diluted Net Income Per Share	$0.20				$0.20
	Litigation accrual	0.07				0.07
	SFAS 123R stock-based compensation expense	0.08				0.08
	Amortization of developed technology	0.00				0.00
	Amortization of customer relationships, trademarks and deferred compensation	0.01				0.01
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(0.04)				(0.04)
	Non-GAAP Diluted Net Income Per Share	$0.32				$0.32

SOURCE  Autodesk, Inc.
          -0-                                        05/18/2006
          /CONTACT:  investors, Sue Pirri, +1-415-507-6467, or
sue.pirri@autodesk.com, or John Clancy, +1-415-507-6373, or
john.clancy@autodesk.com, or press, Caroline Kawashima, +1-415-547-2498, or
caroline.kawashima@autodesk.com, or Nicole Pack, +1-415-507-6282, or
nicole.pack@autodesk.com, all of Autodesk, Inc./
          /Web site:  http://www.autodesk.com/
          (ADSK)